================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 2, 1996

                         THE FRESH JUICE COMPANY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                         0-15320                       11-2771046
       (STATE OR OTHER                (COMMISSION FILE                  (IRS EMPLOYER
       JURISDICTION OF                     NUMBER)                   IDENTIFICATION NO.)
       INCORPORATION)

               35 WALNUT AVENUE, SUITE 4, CLARK, NEW JERSEY 07066
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (908) 396-1112

================================================================================

ITEM 7 -- FINANCIAL STATEMENTS AND EXHIBITS.

     By Current Report on Form 8-K, filed by the Registrant on December 16, 1996, the Registrant reported the acquisition of Hansen's Juices, Inc. by merger into the Registrant's wholly owned subsidiary, The Fresh Juice Company of California, Inc., a Delaware corporation. At the time the Current Report on Form 8-K was filed, the financial statements of the business acquired and the pro forma financial information required to be presented under Item 7 were not available. The required financial statements and pro forma financial information are being reported herein.

     (a) Financial statements of business acquired.

     See Index to Financial Statements and Pro Forma Financial Information beginning on page F-1 of this Report.

     (b) Pro forma financial information.

     See Index to Financial Statements and Pro Forma Financial Information beginning on page F-1 of this Report.

     (c) Exhibits

EXHIBIT NO.                               DESCRIPTION
-----------     ----------------------------------------------------------------
     23         Consent of Miller, Kaplan, Arase & Co., Certified Public
                Accountants.

                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          THE FRESH JUICE COMPANY, INC.

                                          By:       /s/ STEVEN M. BOGEN

                                            ------------------------------------
                                              Steven M. Bogen, Chief Executive
                                                           Officer

Dated: February 16, 1997

       INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                                                         PAGE
                                                                                        NUMBER
                                                                                        ------
Financial Statements of Hansen's Juices, Inc.
A.    Independent Auditors' Report Dated September 30, 1996...........................    F-2
      Financial Statements of Hansen's Juices, Inc.:
      Balance Sheets, June 30, 1996 and 1995..........................................    F-3
      Statements of Operations for the Years Ended June 30, 1996 and 1995.............    F-4
      Statements of Changes in Shareholder's Deficit Retained Earnings for the Years
      Ended June 30, 1996 and 1995....................................................    F-5
      Statements of Cash Flow for the Years Ended June 30, 1996 and 1995..............    F-6
      Notes to Financial Statements...................................................    F-7

Financial Statements of Hansen's Juices, Inc.:
B.    Unaudited Interim Financial Statements of Hansen's Juices, Inc.:
      Balance Sheet, September 30, 1996...............................................   F-15
      Statements of Operations for the Three Months Ended September 30, 1996..........   F-17
      Statements of Cash Flows for the Three Months Ended September 30, 1996..........   F-18
      Notes to Unaudited Financial Statements.........................................   F-19
Unaudited Pro Forma Consolidating Financial Information

      Unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 31,
      1996............................................................................   F-20
      Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine
      Month Period Ended August 31, 1996..............................................   F-21
      Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
      Year Ended November 30, 1995....................................................   F-22
      Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.......   F-23

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Hansen's Juices, Inc.
Azusa, California

     We have audited the accompanying balance sheet of Hansen's Juices, Inc. as of June 30, 1996, and the related statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Hansen's Juices, Inc. as of June 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with the generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of operating expenses for the year ended June 30, 1996 on page 14 are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

     The June 30, 1995 financial statements were reviewed by us, and our report thereon, dated August 10, 1995, stated that we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit, and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

MILLER, KAPLAN, ARASE & CO.

September 30, 1996

                             HANSEN'S JUICES, INC.

         BALANCE SHEETS -- JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

                                                                                              1996           1995
                                                                                           -----------    -----------
                                                       ASSETS
Current assets:
  Cash...................................................................................  $   198,092    $    85,453
  Accounts receivable, net of allowance for doubtful accounts of $40,871 in 1996 and
    $9,500 in 1995.......................................................................      935,102        859,954
  Interest receivable, shareholders (Note 4).............................................       47,001         25,466
  Inventories (Note 2)...................................................................      563,464        424,418
  Prepaid expenses.......................................................................       30,080          7,513
  Prepaid insurance......................................................................       26,455         48,649
  Prepaid taxes..........................................................................           --         30,818
  Notes receivable, shareholders, current portion (Note 4)...............................       24,000         24,000
  Notes receivable, distributors, current portion........................................        5,410         21,079
                                                                                            ----------     ----------
        Total current assets.............................................................    1,829,604      1,527,350
                                                                                            ----------     ----------
Property, plant and equipment:
  Autos and trucks.......................................................................      236,355        182,359
  Machinery..............................................................................    1,670,699      1,640,891
  Office furniture and equipment.........................................................      137,383        156,312
  Cooler equipment.......................................................................      271,205        256,720
  Leasehold improvements.................................................................    1,397,039      1,391,079
  Bottle molds...........................................................................       55,021         55,021
                                                                                            ----------     ----------
                                                                                             3,767,702      3,682,382
  Less accumulated depreciation..........................................................    1,444,493      1,115,800
                                                                                            ----------     ----------
                                                                                             2,323,209      2,566,582
                                                                                            ----------     ----------
Other assets:
  Deposits...............................................................................       12,749         14,602
  Receivable -- Hansen's Trust...........................................................       10,205             --
  Investment in joint venture............................................................       70,723         10,724
  Notes receivable, shareholders, net of current portion (Note 4)........................      293,333        301,333
  Notes receivable, distributors, net of current portion.................................           --          6,140
  Cash surrender value of officers' life insurance policies..............................       21,008         14,774
  Covenants not to compete, net of accumulated amortization of $11,130 in 1996 and
    $23,600 in 1995......................................................................       20,670         27,675
  Customer lists, net of accumulated amortization of $50,652 in 1996 and $112,900 in
    1995.................................................................................      331,042        253,612
                                                                                            ----------     ----------
                                                                                               759,730        628,860
                                                                                            ----------     ----------
                                                                                           $ 4,912,543    $ 4,722,792
                                                                                            ==========     ==========
                                        LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable.......................................................................  $ 1,146,111    $ 1,294,241
  Accrued expenses.......................................................................      212,924         66,738
  Notes payable, related parties, current portion (Note 4)...............................      189,218        103,315
  Current portion, notes payable (Note 3)................................................    1,006,975        679,731
  Current portion, capital lease obligations (Note 5)....................................       47,543         45,176
  Income taxes payable...................................................................       22,265             --
  Deferred income taxes payable..........................................................       63,228        101,150
                                                                                            ----------     ----------
        Total current liabilities........................................................    2,688,264      2,290,351
                                                                                            ----------     ----------
Notes payable, related parties, net of current portion (Note 4)..........................    2,550,311      2,725,297
Notes payable, net of current portion (Note 3)...........................................      117,328        379,530
Capital lease obligations, net of current portion (Note 5)...............................      223,262        245,145
Deferred building rent...................................................................      136,103        130,351
                                                                                            ----------     ----------
        Total long-term liabilities......................................................    3,027,004      3,480,323
                                                                                            ----------     ----------
        Total liabilities................................................................    5,715,268      5,770,674
                                                                                            ----------     ----------
Commitments and contingencies (Note 6)
Shareholders' deficit:
  Common stock, no par value; 2500 shares authorized, 34.22 (1996) and 31.48 (1995)
    shares issued and outstanding........................................................        3,422          3,148
  Additional paid-in capital.............................................................      259,726             --
  Accumulated deficit....................................................................   (1,065,873)    (1,051,030)
                                                                                            ----------     ----------
        Total shareholders' deficit......................................................     (802,725)    (1,047,882)
                                                                                            ----------     ----------
                                                                                           $ 4,912,543    $ 4,722,792
                                                                                            ==========     ==========

                       See notes to financial statements.

                             HANSEN'S JUICES, INC.

                            STATEMENTS OF OPERATIONS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

                                                        1996                           1995
                                             --------------------------     --------------------------
                                                YEAR         PERCENTAGE        YEAR         PERCENTAGE
                                                 TO              OF             TO              OF
                                                DATE         NET SALES         DATE         NET SALES
                                             -----------     ----------     -----------     ----------
Net sales..................................  $11,554,829        100.0%      $10,652,532      100.0 %
                                             -----------        -----       -----------        -----
Cost of sales:
  Beginning inventory......................      424,418                        263,383
  Purchases................................    6,790,953                      6,211,831
  Freight-in...............................      155,061                        150,514
  Less ending inventory....................     (563,464)                      (424,418)
                                             -----------                    -----------
                                               6,806,968         58.9         6,201,310         58.2
  Factory labor............................    1,048,477          9.1           980,749          9.2
                                             -----------        -----       -----------        -----
Total cost of sales........................    7,855,445         68.0         7,182,059         67.4
                                             -----------        -----       -----------        -----
Gross profit...............................    3,699,384         32.0         3,470,473         32.6
Operating expenses.........................    3,375,158         29.2         3,273,079         30.7
                                             -----------        -----       -----------        -----
Income from operations.....................      324,226          2.8           197,394          1.9
                                             -----------        -----       -----------        -----
Other income (expense):
  Interest income (Note 4).................       23,145           .2            26,226           .3
  Miscellaneous income.....................       40,121           .3            72,998           .6
  Contractual fees.........................           --           --            15,589           .1
  Interest expense (Note 4)................     (379,328)        (3.2)         (390,900)        (3.6)
  Gain (loss) on sale of assets............       11,008           .1              (474)          --
                                             -----------        -----       -----------        -----
                                                (305,054)        (2.6)         (276,561)        (2.6)
                                             -----------        -----       -----------        -----
Income (Loss) before income taxes and
  extraordinary item.......................       19,172           .2           (79,167)         (.7)
                                             -----------        -----       -----------        -----
Income tax provision (benefit):
  Current..................................       71,937           .6           (27,637)         (.2)
  Deferred.................................      (37,922)         (.3)           29,332           .2
                                             -----------        -----       -----------        -----
                                                  34,015           .3             1,695           --
                                             -----------        -----       -----------        -----
Loss before extraordinary item.............      (14,843)         (.1)          (80,862)         (.7)
Extraordinary item:
  Gain on early extinguishment of debt; net
     of $45,000 in taxes (Note 4)..........           --           --            83,469           .7
                                             -----------        -----       -----------        -----
Net income (loss)..........................  $   (14,843)         (.1)%     $     2,607           --
                                             ===========        =====       ===========        =====

                       See notes to financial statements.

                             HANSEN'S JUICES, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

                                        COMMON STOCK        ADDITIONAL      RETAINED
                                      -----------------      PAID-IN        EARNINGS
                                      SHARES     AMOUNT      CAPITAL        (DEFICIT)         TOTAL
                                      ------     ------     ----------     -----------     -----------
Balance (deficit), July 1, 1994.....  31.48      $3,148      $      --     $(1,053,637)    $(1,050,489)
Net income for the year ended June
  30, 1995..........................     --          --             --           2,607           2,607
                                      -----      ------       --------     -----------     -----------
Balance (deficit), June 30, 1995....  31.48      $3,148      $      --     $(1,051,030)    $(1,047,882)
Issuance of common stock............   2.74         274        159,726              --         160,000
Contribution to capital.............     --          --        100,000              --         100,000
Net (loss) for the year ended June
  30, 1996..........................     --          --             --         (14,843)        (14,843)
                                      -----      ------       --------     -----------     -----------
                                      34.22      $3,422      $ 259,726     $(1,065,873)    $  (802,725)
                                      =====      ======       ========     ===========     ===========

                       See notes to financial statements.

                             HANSEN'S JUICES, INC.

                            STATEMENTS OF CASH FLOWS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

                                                                       1996            1995
                                                                   ------------    ------------
Cash flows from operating activities:
  Cash received from customers...................................  $ 11,549,670    $ 10,693,826
  Cash paid to suppliers and employees...........................   (10,931,880)     (9,948,097)
  Interest paid..................................................      (379,328)       (390,900)
  Taxes refunded (paid)..........................................       (18,854)         62,989
  Interest received..............................................         1,610          13,592
                                                                   ------------    ------------
Net cash provided by operating activities........................       221,218         431,410
                                                                   ------------    ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment......................      (145,660)       (189,701)
  Proceeds from sale of property, plant and equipment............            --           4,813
  Proceeds from note receivable, shareholders....................         8,000          21,335
  Investment in joint venture....................................       (59,999)        (10,724)
  Acquisition of covenants not to compete........................            --         (29,363)
  Purchase of customer list......................................            --        (196,517)
  Advances to Hansen's trust.....................................       (10,205)
  Decrease (increase) in cash surrender value of life insurance
     policies....................................................        (6,234)         22,985
                                                                   ------------    ------------
Net cash used in investing activities............................      (214,098)       (377,172)
                                                                   ------------    ------------
Cash flows from financing activities:
  Principal payments on notes payable, related parties...........       (89,083)        (14,426)
  Proceeds from notes payable....................................     1,000,000              --
  Principal payments on notes payable............................    (1,045,882)        (53,503)
  Proceeds from capital lease obligations........................        30,000         100,365
  Principal payments on capital lease obligations................       (49,516)        (36,869)
  Proceeds from issuance of common stock and contribution of
     additional paid-in-capital..................................       260,000              --
                                                                   ------------    ------------
Net cash provided by (used in) financing activities..............       105,519          (4,433)
                                                                   ------------    ------------
Net increase in cash.............................................       112,639          49,805
Cash, beginning..................................................        85,453          35,648
                                                                   ------------    ------------
Cash, ending.....................................................  $    198,092    $     85,453
                                                                   ============    ============
Reconciliation of net income (loss) to net cash provided by
  operating activities:
  Net income (loss)..............................................  $    (14,843)   $      2,607
                                                                   ------------    ------------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation................................................       378,415         365,030
     Amortization................................................        41,315          28,593
     Gain on early extinguishment of debt........................            --        (128,469)
     (Gain) loss on sale of assets...............................       (11,008)            474
  Changes in assets and liabilities:
     Increase in accounts receivable, net........................       (75,148)        (60,021)
     Increase in inventory.......................................      (139,046)       (161,035)
     Increase in prepaid expenses................................          (373)        (10,059)
     Increase in interest receivable, shareholders...............       (21,535)        (12,634)
     Decrease in notes receivable, distributors..................        58,869          43,843
     Decrease in prepaid income taxes............................        30,818          80,352
     Decrease in deposits........................................         1,853             100
     Increase (decrease) in accounts payable and accrued
       expenses..................................................       (18,194)        231,375
     Increase (decrease) in deferred income taxes payable........       (37,922)         29,332
     Increase in deferred rent payable...........................         5,752          21,922
     Increase in income taxes payable............................        22,265              --
                                                                   ------------    ------------
       Total adjustments.........................................       236,061         428,803
                                                                   ------------    ------------
Net cash provided by operating activities........................  $    221,218    $    431,410
                                                                   ============    ============

                       See notes to financial statements.

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of business:

     Hansen's Juices, Inc. (the "Company"), was incorporated in the state of California on July 1, 1971. The Company manufactures fresh fruit and vegetable juices and distributes its products through retail stores and authorized distributors in California, Arizona, Nevada, New Mexico and Hawaii.

  Inventories:

     Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Property, plant and equipment:

     Property, plant and equipment are recorded at cost. Depreciation is being provided for by the straight-line method over the estimated useful lives of the related assets.

     Depreciation expense for the years ended June 30, 1996 and 1995 was $378,415 and $365,030, respectively.

     Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are reduced, and any gain or loss is included in operations.

  Covenants not to compete:

     The costs of covenants not to compete are amortized by the straight-line method over five years, the term of the agreements.

     Amortization expense, relating to the covenants not to compete, was $7,253 and $9,000 for the years ended June 30, 1996 and 1995, respectively.

  Customer lists:

     The costs of the customer lists are amortized when the customer ceases to purchase juices from the Company.

     Amortization expense, relating to the customer lists, was $34,062 and $19,600 for the years ended June 30, 1996 and 1995, respectively.

  Concentration of credit risk:

     The Company maintains its cash balances in two financial institutions located in Los Angeles, California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 1996, the Company's uninsured cash balances were approximately $94,000.

     A significant portion of the Company's accounts receivable are due from retail food stores located in California.

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  Nondirect response advertising:

     Nondirect response advertising costs are expensed the first time the advertising takes place. Total advertising costs charged to expense were $30,818 and $31,807 for the years ending June 30, 1996 and 1995, respectively.

  Income taxes:

     Deferred income taxes arise from timing differences resulting from income and expense items reported for accounting and tax purposes in different periods. The principal differences arise from different depreciation methods, capitalization of costs in inventory, and deduction of state franchise taxes.

     The net deferred tax liability as presented in the accompanying balance sheets consist of the following amounts of deferred tax assets and liabilities:

                                                                     1996          1995
                                                                   ---------     ---------
    Deferred tax assets..........................................  $  61,376     $  31,696
    Deferred tax liabilities.....................................   (124,604)     (132,846)
                                                                    --------     ---------
                                                                   $ (63,228)    $(101,150)
                                                                    ========     =========

     As of June 30, 1995, the Company had state loss carryforwards of approximately $82,000 which were completely used to offset against taxable income for the year ended June 30, 1996.

  Non-cash investing activities:

     During the year ended June 30, 1995, the Company sold covenants not to compete and customer lists related to distribution territory with a cost basis of $21,900 and $130,000, respectively, in exchange for a note receivable with a face value of $54,000. The Company also sold an automobile with a cost basis of $1,247 in exchange for a note receivable with consideration valued at $3,500 during the year ended June 30, 1996.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Accordingly, actual results may differ from those estimates.

2. INVENTORIES:

     Inventories at June 30, consisted of:

                                                                       1996         1995
                                                                     --------     --------
    Fruit and other ingredients....................................  $218,732     $209,669
    Cartons, bottles, caps, labels and dairy cases.................   236,255      162,439
    Bottled fruit juices and other beverages.......................   108,477       52,310
                                                                     --------     --------
                                                                     $563,464     $424,418
                                                                     ========     ========

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

3. NOTES PAYABLE:

                                                                         1996           1995
                                                                      ----------     ----------
Line of credit with interest at .75% above bank's prime rate of interest (8.25% at June 30, 1996) maturing in May 1997,
  collateralized by substantially all of the Company's assets including receivables, inventory, equipment and vehicles. The
  maximum borrowing is $250,000...................................    $  199,926     $       --
Note payable, bank, with principal and interest at 9.25% are payable in monthly installments of $15,771, collateralized by substantially all of the Company's assets including receivables, inventory, equipment and vehicles. The loan is to mature on June
  2001............................................................       738,143             --
Note payable at 9% interest, principal and interest are payable in monthly installments of $2,506, collateralized by the
  distribution territory purchased, maturity in April 2000........        95,400             --
Line of credit with interest at .75% above Bank's prime rate of interest (9.25% at June 30, 1995) maturing in November 1995. The maximum borrowings are $750,000 or, if less, 80% of eligible
  accounts receivable. This note was paid in full in May 1996.....            --        487,993
Note payable at 7.60% interest, principal and interest are payable in monthly installments of $9,985, collateralized by all
  accounts receivable, intangibles, inventory and equipment owned
  by the Company. This note was paid in full in May 1996..........            --        327,809
Note payable at 10% interest, principal and interest are payable in monthly installments of $564, collateralized by the
  distribution territory purchased, maturing in March 1996........            --          4,336
Note payable at 10% interest, principal and interest are payable in monthly installments of $2,443, collateralized by the
  distribution territory purchased, maturing in March 1996........            --         18,833
Note payable at 10% interest, principal and interest are payable in monthly installments of $972, collateralized by the
  distribution territory purchased, maturing in June, 1998........        20,272         29,409
Note payable at 7.95% interest, principal and interest are payable in monthly installments of $415, collateralized by the truck
  purchased, maturing in June 1998................................         9,168         13,238
Note payable at 10% interest, principal and interest are payable in monthly installments of $2,232, collateralized by the
  distribution territory purchased, maturing in September,
  1998............................................................        51,983         72,443
Note payable at 7.60% interest, principal and interest are payable in monthly installments of $1,476, collateralized by a fruit
  juice extractor, maturing August 1998...........................            --         48,461
Note payable at 1.125% above the Bank's prime rate of interest
  (9.0% at June 1995), principal of $1,660 and interest are
  payable in monthly installments collateralized by computer
  equipment maturing March, 1997..................................            --         33,208
Note payable with monthly payments of $1,486 collateralized by
  bottle molds, maturing February, 1997...........................         9,411         23,531
                                                                        --------       --------
                                                                       1,124,303      1,059,261
Less current portion..............................................     1,006,975        679,731
                                                                        --------       --------
                                                                      $  117,328     $  379,530
                                                                        ========       ========

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

3. NOTES PAYABLE: (CONTINUED)
     Future aggregate debt maturities are as follows:

                                  YEAR ENDING
                                    JUNE 30,                                 AMOUNT
        ---------------------------------------------------------------    ----------
        1997...........................................................    $1,006,975
        1998...........................................................        64,402
        1999...........................................................        31,198
        2000...........................................................        21,728
                                                                           ----------
                                                                           $1,124,303
                                                                           ==========

     Interest expense of $97,369 and $98,465 was incurred on these notes payable during the years ended June 30, 1996 and 1995, respectively.

     The line of credit and note payable to bank are subject to covenants including maintenance of specified tangible net worth, debt, profitability and liquidity levels. The Company did not meet these covenants at June 30, 1996. Accordingly, these amounts are classified as a current liability. Both the line of credit and the note are guaranteed by an officer/shareholder of the Company.

     Management estimates the fair value of notes payable to approximate the carrying value of the notes. 4. RELATED-PARTY TRANSACTIONS:

     A shareholder of the company at June 30, 1996, is associated with a law firm that rendered professional services to the Company. Fees incurred by the company to this law firm were approximately $99,000 during the year ended June 30, 1996.

  Notes receivable:

     The Company transferred stock to a shareholder on January 26, 1987 in exchange for a note at 9% interest per annum, collateralized by real estate pursuant to a security agreement dated January 4, 1994. Principal is receivable in annual installments of $8,000 plus interest. Total interest earned during the years ended June 30, 1996 and 1995 was $1,140 and $1,860, respectively.

     The Company transferred stock to a shareholder on July 1, 1992 in exchange for a note at prime plus one percent interest per annum, collateralized by real estate pursuant to a security agreement dated January 4, 1994. Principal is receivable in annual installments of $5,333 plus interest. Total interest earned during the years ended June 30, 1996 and 1995 was $7,109 and $7,031, respectively.

     The Company transferred stock to a shareholder on January 1, 1994 in exchange for a note at prime plus one percent interest per annum, collateralized by real estate pursuant to a security agreement dated January 4, 1994. Principal is receivable in annual installments of $5,333 plus interest. Total interest earned during the years ended June 30, 1996 and 1995 was $7,109 and $7,533, respectively.

     The Company transferred stock to a shareholder on January 1, 1994 in exchange for a note at prime plus one percent interest per annum, collateralized by real estate pursuant to a security agreement dated January 4, 1994. Principal is receivable in annual installments of $5,333 plus interest beginning June 1995. Total interest earned during the years ended June 30, 1996 and 1995 was $7,617 and $7,533, respectively.

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

4. RELATED-PARTY TRANSACTIONS: (CONTINUED)

  Notes receivable: (Continued)

     The Company transferred stock to a shareholder on January 1, 1994 in exchange for a note at prime plus one percent interest per annum, beginning November 1996. Principal is receivable in annual installments of $5,333 plus interest. The note is collateralized by a personal guarantee pursuant to a security agreement dated January 4, 1994.

     The Company does not believe it is practicable to estimate the fair value of the notes receivable from shareholders since the timing of repayments of the notes, which in the past has been accomplished through bonuses, could be dependent on the Company's profitability.

  Notes payable:

                                                                       1996         1995
                                                                    ----------   ----------
    Unsecured note payable to a former shareholder at 8% interest, interest only is payable monthly until August 20, 2002 when
      principal is due. ..........................................  $  203,233   $  203,233
    Unsecured note payable to a former shareholder at 12%
      interest, principal and interest are payable in monthly
      installments of $7,522, maturing in August 2002. ...........     301,520      343,501
    Unsecured note payable to a former shareholder at 8% interest, interest is payable in weekly installments of $1,706,
      beginning December 1997, principal and interest are payable in monthly installments of $11,473. The note matures
      September 2005. ............................................     876,150      888,828
    Unsecured note payable to a former shareholder at 8% interest, principal and interest are payable in weekly installments of
      $2,340. Beginning January 1997, principal of $100 and
      interest are payable in weekly installments. The note
      matures January 2018. ......................................   1,212,750    1,230,730
    Unsecured note payable to former shareholders at 12% interest, principal and interest are payable in monthly installments
      of $2,400, maturing December 2000. .........................      98,376      114,320
    Unsecured note payable to former shareholder at 2.2% interest, interest is payable monthly until the note matures in
      August, 1996. ..............................................      10,000       10,000
    Unsecured note payable to former shareholder at 7.5% interest.
      Interest is payable monthly until the note matures in
      August, 1996. ..............................................      37,500       38,000
                                                                    ----------   ----------
                                                                     2,739,529    2,828,612
    Less current portion..........................................     189,218      103,315
                                                                    ----------   ----------
                                                                    $2,550,311   $2,725,297
                                                                    ==========   ==========

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

4. RELATED-PARTY TRANSACTIONS: (CONTINUED)

  Notes payable: (Continued)

     Future aggregate debt maturities are as follows:

                                   YEAR ENDING
                                     JUNE 30,                                AMOUNT
        -----------------------------------------------------------------  ----------
        1997.............................................................  $  189,218
        1998.............................................................     191,903
        1999.............................................................     236,588
        2000.............................................................     255,253
        2001.............................................................     193,253
        Thereafter.......................................................   1,673,314
                                                                           ----------
                                                                           $2,739,529
                                                                           ==========

     Total interest expense incurred on notes between the Company and related parties during the years ended June 30, 1996 and 1995 was $250,617 and $268,512, respectively. These notes are subordinated to notes payable to banks aggregating $938,069 at June 30, 1996.

     Notes payable to related parties in the amount of $128,469 were forgiven during year ended June 30, 1995.

     Management estimates the fair value of notes payable, related parties, to approximate the carrying value of the notes.

5. CAPITAL LEASE OBLIGATIONS:

     Capital lease obligations have varying interest rates from 9.1% to 19.3%. Interest and principal are payable in monthly installments of approximately $6,100, maturing at various dates through February 2003, and are collateralized by the related leased equipment. All operating costs, including insurance, are paid for by the Company.

     The following is an analysis by major category of the leased property under capital lease obligations included in property, plant and equipment:

        Leasehold improvements............................................  $200,000
        Machinery.........................................................    27,457
        Autos and trucks..................................................   120,212
        Office furniture and equipment....................................    25,446
                                                                            --------
                                                                             373,115
        Less accumulated depreciation.....................................   103,287
                                                                            --------
                                                                            $269,828
                                                                            ========

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

5. CAPITAL LEASE OBLIGATIONS: (CONTINUED)

     The following is a schedule of future minimum lease payments under capital lease obligations together with the present value of the net minimum lease payments as of June 30, 1996:

        YEAR ENDING
        JUNE 30,                                                             AMOUNT
        ------------------------------------------------------------------  --------
        1997..............................................................  $ 73,230
        1998..............................................................    68,043
        1999..............................................................    59,607
        2000..............................................................    63,468
        2001..............................................................    37,413
        Thereafter........................................................    51,631
                                                                            --------
        Total future minimum lease payments...............................  $353,392
        Less amount representing interest.................................    82,587
                                                                            --------
        Present value of net minimum lease payments.......................   270,805
        Less current portion..............................................    47,543
                                                                            --------
                                                                            $223,262
                                                                            ========

6. COMMITMENTS AND CONTINGENCIES:

     Each year, the Company enters into contracts with fruit growers to purchase certain fruits at fixed prices for juice production. As of June 30, 1996 and 1995, the Company's commitments under these contracts for fruit purchases over the following year, were approximately $745,000 and $421,000, respectively.

     The Company leases its operating facilities under an operating lease expiring on May 31, 2003. The lease has an option to be extended for a five year period at the then current fair rental.

     The following is a schedule of future minimum lease payments under this lease as of June 30, 1996:

        YEAR ENDING
        JUNE 30,                                                            AMOUNT
        -----------------------------------------------------------------  ----------
        1997.............................................................  $  160,428
        1998.............................................................     171,985
        1999.............................................................     180,240
        2000.............................................................     182,099
        2001.............................................................     202,548
        Thereafter.......................................................     388,217
                                                                           ----------
                                                                           $1,285,517
                                                                           ==========

     Total rental expense for the years ended June 30, 1996 and 1995 was $258,550 and $255,524, respectively.

     Under the terms of an agreement with a chain of retail stores, the Company is committed to provide a discount of 5% on sales to those stores up to a maximum discount of approximately $725,000. The sales discounts are accrued and included in accrued expenses. Total sales discounts payable to this chain of retail stores at June 30, 1996 and 1995, were $66,700 and $13,200, respectively.

     The Company has entered into contracts with certain retail stores whereby the Company has guaranteed to issue the retail store credits for unsold products. The Company had a similar program with certain distributors which expired May 7, 1996.

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

6. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

     Effective January 31, 1996, the Corporation has agreed to purchase the stock of any shareholder upon their retirement or death. The purchase price shall be based upon the valuation of the total outstanding stock at the time of death according to a predetermined formula. Such purchases will be funded through life insurance policies owned by the Company.

     The Company is a defendant in a class action lawsuit alleging unfair pricing practices. It is not possible to estimate at this time the extent of the Company's liability, if any.

     The Company also is involved in various litigation arising from normal business activities. If a judgment is made against the Company, management does not expect that this amount will materially exceed the amount recoverable through the Company's insurance carrier. Therefore, management does not believe the current litigation will materially affect the Company's financial condition or earnings.

     These statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements at June 30, 1996 show a net loss of $14,843 and a stockholders' deficit of $802,725. Additionally, the company is in violation of its bank loan covenants (Note 3).

     Management will seek to have its violation of bank loan covenants waived, and if necessary, restructure its notes payable.

7. SUBSEQUENT EVENT:

     On August 20, 1996, the Company entered into a non-binding indication of interest to sell all of its issued and outstanding shares of common stock in exchange for shares of common stock of a subsidiary of the acquirer and cash totaling approximately $3,000,000.

                             HANSEN'S JUICES, INC.

                        SCHEDULES OF OPERATING EXPENSES

            YEARS ENDED JUNE 30, 1996 (AUDITED) AND 1995 (REVIEWED)
                           (SEE ACCOUNTANTS' REPORT)

                                                              1996                      1995
                                                     -----------------------   -----------------------
                                                        YEAR      PERCENTAGE      YEAR      PERCENTAGE
                                                         TO           OF           TO           OF
                                                        DATE      NET SALES       DATE      NET SALES
                                                     ----------   ----------   ----------   ----------
Advertising........................................  $   30,818        .3%     $   31,807        .3%
Amortization.......................................      41,315        .4          28,593        .3
Automobile.........................................      52,004        .4          23,593        .2
Bad debts..........................................      29,602        .2          31,115        .3
Bank charges.......................................       6,639        .1           7,799        .1
Commissions........................................      88,131        .8         116,866       1.1
Delivery...........................................     209,858       1.8         209,978       2.0
Depreciation.......................................     378,415       3.3         365,030       3.4
Donations..........................................       3,699        --           2,679        --
Dues and subscriptions.............................       3,420        --             730        --
Entertainment......................................       3,425        --           8,063        .1
Equipment rental...................................      36,467        .3          45,546        .4
Insurance..........................................     226,794       2.0         198,468       1.9
Legal and accounting...............................     140,519       1.2         107,589       1.0
Meetings and conventions...........................       2,112        --             408        --
Office.............................................      41,041        .4          60,028        .6
Outside services...................................      68,583        .6          43,828        .4
Payroll processing.................................       8,901        .1           8,279        .1
Payroll taxes......................................     166,339       1.4         159,075       1.5
Postage............................................       8,913        .1           5,404        .1
Promotions.........................................     105,264        .9         116,194       1.1
Property taxes.....................................      48,104        .4          40,661        .4
Rent...............................................     258,550       2.2         255,524       2.2
Repairs and maintenance............................     162,384       1.4         188,349       1.8
Rubbish disposal...................................      46,317        .4          46,014        .4
Salary, driver.....................................     231,792       2.0         174,021       1.6
Salary, office.....................................     268,669       2.3         285,409       2.7
Salary, officers...................................     384,593       3.3         410,369       3.9
Security...........................................       6,884        .1          15,978        .1
Shop supplies......................................      86,764        .8          96,276        .9
Taxes and licenses.................................      25,683        .2          12,796        .1
Travel.............................................      20,257        .2           9,417        .1
Utilities..........................................     182,902       1.6         167,193       1.6
                                                     ----------      ----      ----------      ----
                                                     $3,375,158      29.2%     $3,273,079      30.7%
                                                     ==========      ====      ==========      ====

                             HANSEN'S JUICES, INC.

                      BALANCE SHEET -- SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                           ASSETS
Current assets:
  Cash..........................................................................  $   126,857
  Accounts receivable, net of allowance for doubtful accounts of $142,086.......      917,100
  Interest receivable, shareholders.............................................       52,672
  Inventories...................................................................      450,452
  Prepaid expenses..............................................................       34,771
  Prepaid insurance.............................................................       26,644
  Notes receivable, shareholders, current portion...............................       24,000
  Notes receivable, distributors, current portion...............................        4,600
                                                                                  -----------
          Total current assets..................................................    1,637,096
                                                                                  -----------
Property, plant and equipment:
  Autos and trucks..............................................................      222,355
  Machinery.....................................................................    1,701,990
  Office furniture and equipment................................................      140,822
  Cooler equipment..............................................................      281,194
  Leasehold improvements........................................................    1,404,444
  Bottle molds..................................................................       55,021
                                                                                  -----------
                                                                                    3,805,826
  Less accumulated depreciation.................................................    1,526,392
                                                                                  -----------
                                                                                    2,279,434
                                                                                  -----------
Other assets:
  Accounts receivable -- Trust..................................................       10,933
  Deposits......................................................................       12,749
  Investment in joint venture...................................................       76,348
  Notes receivable, shareholders, net of current portion........................      293,333
  Notes receivable, distributors, net of current portion........................        6,259
  Cash surrender value of officers' life insurance policies, net of loans.......       20,972
  Covenants not to compete, net of accumulated amortization of $12,720..........       19,080
  Customer lists, net of accumulated amortization of $59,694....................      322,000
                                                                                  -----------
                                                                                      761,674
                                                                                  -----------
          Total assets..........................................................  $ 4,678,204
                                                                                  ===========
                            LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..............................................................  $ 1,089,614
  Accrued expenses..............................................................      178,771
  Income taxes payable..........................................................        3,265
  Notes payable, related parties, current portion...............................      164,405
  Current portion, notes payable................................................      385,703
  Current portion, capital lease obligations....................................       48,072
  Deferred income taxes payable.................................................       63,228
                                                                                  -----------
          Total current liabilities.............................................    1,933,058
                                                                                  -----------
Notes payable, related parties, net of current portion..........................    2,511,404
Notes payable, net of current portion...........................................      684,940
Capital lease obligations, net of current portion...............................      211,251
Deferred building rent..........................................................      137,541
                                                                                  -----------
          Total long-term liabilities...........................................    3,545,136
                                                                                  -----------
          Total liabilities.....................................................    5,478,194
                                                                                  -----------
Shareholders' deficit:
  Common stock, no par value; 2,500 shares authorized, 34.22 shares issued and
     outstanding................................................................        3,422
  Additional paid-in capital....................................................      259,726
  Retained deficit..............................................................   (1,063,138)
                                                                                  -----------
          Total shareholders' deficit...........................................     (799,990)
                                                                                  -----------
          Total liabilities and shareholder's deficit...........................  $ 4,678,204
                                                                                  ===========

                       See notes to financial statements.

                             HANSEN'S JUICES, INC.

                            STATEMENT OF OPERATIONS

          THREE MONTHS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                                                    THREE MONTHS     THREE MONTHS
                                                                       ENDED            ENDED
                                                                    SEPTEMBER 30,    SEPTEMBER 30,
                                                                        1996             1995
                                                                    ------------     ------------
Net sales.........................................................   $2,815,556        2,848,114
                                                                     ----------       ----------
Cost of sales:
  Beginning inventory.............................................      563,464          424,418
  Purchases.......................................................    1,450,796        1,665,017
  Freight-In......................................................       32,673           38,804
  Less ending inventory...........................................     (450,452)        (465,404)
                                                                     ----------       ----------
                                                                      1,596,481        1,662,835
  Factory labor...................................................      269,652          256,893
                                                                     ----------       ----------
Total cost of sales...............................................    1,866,133        1,919,728
                                                                     ----------       ----------
Gross profit......................................................      949,423          928,386
Operating expenses................................................      872,090          884,989
                                                                     ----------       ----------
Income from operations............................................       77,333           43,397
                                                                     ----------       ----------
Other income (expense):
  Gain on sale of assets..........................................        3,933           18,127
  Interest income.................................................        5,787            5,950
  Miscellaneous income............................................        6,695           15,243
  Interest expense................................................      (90,013)        (102,112)
                                                                     ----------       ----------
                                                                        (73,598)         (62,792)
                                                                     ----------       ----------
Income (loss) before income taxes.................................        3,735           19,395
                                                                     ----------       ----------
Income tax provision (benefit):
  Federal.........................................................          700           (6,000)
  State...........................................................          300           (1,800)
                                                                     ----------       ----------
                                                                          1,000           (7,800)
                                                                     ----------       ----------
Net income (loss).................................................   $    2,735          (11,595)
                                                                     ==========       ==========

                       See notes to financial statements.

                             HANSEN'S JUICES, INC.

                            STATEMENT OF CASH FLOWS

          THREE MONTHS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                                                                SEPTEMBER      SEPTEMBER
                                                                                   30,            30,
                                                                                  1996            1995
                                                                               -----------     ----------
Cash flows from operating activities:
  Cash received from customers...............................................  $ 2,840,604      2,801,536
  Cash paid to suppliers and employees.......................................   (2,614,639)    (2,695,571)
  Interest paid..............................................................      (90,013)      (102,112)
  Taxes (paid) refunded......................................................      (20,000)        20,000
  Interest received..........................................................          116             --
                                                                               -----------     ----------
Net cash provided by operating activities....................................      116,068         23,853
                                                                               -----------     ----------
Cash flows from investing activities:
  Purchase of property, plant and equipment..................................      (52,124)       (45,825)
  Investment in joint venture................................................       (5,625)        (9,138)
  Advances to Hansen's trust.................................................         (728)            --
  Decrease in cash surrender value of life insurance policies................           36             --
                                                                               -----------     ----------
Net cash used in investing activities........................................      (58,441)       (54,963)
                                                                               -----------     ----------
Cash flows from financing activities:
  Principal payments on notes payable, related parties.......................      (63,720)       (11,228)
  Principal payments on notes payable........................................      (53,660)       (67,386)
  Principal payments on capital lease obligations............................      (11,482)       (12,438)
  Proceeds from notes payable................................................           --         70,000
  Proceeds from capital lease obligations....................................           --         30,000
                                                                               -----------     ----------
Net cash (used in) provided by financing activities..........................     (128,862)         8,948
                                                                               -----------     ----------
Net decrease in cash.........................................................      (71,235)       (22,162)
Cash, beginning..............................................................      198,092         85,453
                                                                               -----------     ----------
Cash, ending.................................................................  $   126,857         63,291
                                                                               ===========     ==========
Reconciliation of net income (loss) to net cash provided by operating activities:
  Net income (loss)..........................................................  $     2,735        (11,595)
                                                                               -----------     ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation...............................................................       94,032         95,493
  Amortization...............................................................       10,632          9,418
  Loss on sale of assets.....................................................       (3,933)       (18,127)
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable, net..........................       18,002        (66,028)
    Decrease (increase) in inventory.........................................      113,012        (40,986)
    Increase in prepaid expenses.............................................       (4,880)        (3,563)
    Increase in interest receivable, shareholders............................       (5,671)        (5,950)
    Decrease in notes receivable, distributors...............................          351          4,207
    (Decrease) increase in accounts payable and accrued expenses.............      (90,650)        12,200
    Increase in deferred rent payable........................................        1,438         47,346
    (Decrease) increase in income taxes payable..............................      (19,000)         1,438
                                                                               -----------     ----------
         Total adjustments...................................................      113,333         35,448
                                                                               -----------     ----------
Net cash provided by operating activities....................................  $   116,068         23,853
                                                                               ===========     ==========
Non cash investing activities:
  1996
-----------------------------------------------------------------------------
  The Company sold a truck with an original cost of $14,000 in exchange for a note receivable with a face value of $5,800.
  1995
-----------------------------------------------------------------------------
  The Company sold covenants not to compete and customer lists related to distribution territory with a cost basis of $21,900 and $130,000, respectively, in exchange for a note receivable with a face value of $54,000 during the three months ended September 30, 1995.
  The Company also purchased covenants not to compete and customer lists related to distribution territory with a cost basis of $2,437 and $13,813, respectively, in exchange for a note payable with a face value of $16,250.

                       See notes to financial statements.

                             HANSEN'S JUICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

NOTE 1

     The accompanying financial statements have been prepared by Hansen's Juice's, Inc. without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 1996 and for the three months ended September 30, 1996 and 1995 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the June 30, 1996 financial statements and notes thereto of Hansen's Juices's, Inc. filed as part of the Current Report on Form 8-K/A of The Fresh Juice Company, Inc. The results of operations for the period ended September 30, 1996 are not necessarily indicative of operating results which may be achieved for the full year.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                AUGUST 31, 1996

                                                               HISTORICAL(4)
                                              ------------------------------------------------
                                              THE FRESH JUICE
                                               COMPANY, INC.                                                 PRO FORMA
                                                    AND          CLEAR SPRINGS      HANSEN'S      -------------------------------
                                               SUBSIDIARIES      CITRUS, INC.     JUICES, INC.    ADJUSTMENTS(5)     CONSOLIDATED
                                              ---------------    -------------    ------------    --------------     ------------
                   ASSETS
Current Assets:
  Cash and cash equivalents.................    $   342,733            11,898          126,857        (150,000)  a        331,488
  Trade accounts receivable.................      1,768,228           494,458          917,100        (153,063)  b      3,026,723
  Inventories...............................      2,136,979           180,681          450,452                          2,768,112
  Note receivable -- Clear Springs Citrus,
    Inc.....................................        150,000                                           (150,000)  b
  Advances to -- Clear Springs Citrus,
    Inc.....................................        393,932                                           (393,932)  b
  Other.....................................        127,317            33,650          142,687                            303,654
                                                -----------         ---------        ---------       ---------         ----------
         Total Current Assets...............      4,919,189           720,687        1,637,096        (846,995)         6,429,977
Property, plant and equipment -- net of
  accumulated depreciation and
  amortization..............................      3,378,506           644,604        2,279,434                          6,302,544
Excess cost over fair value of net assets
  acquired, net of accumulated
  amortization..............................      3,218,184                                          4,758,947c         7,977,131
Note receivable -- shareholders.............                                           293,333                            293,333
Other assets................................        121,118           120,653          468,341                            710,112
                                                -----------         ---------        ---------       ---------         ----------
         TOTAL ASSETS.......................    $11,636,997         1,485,944        4,678,204       3,911,952         21,713,097
                                                ===========         =========        =========       =========         ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Note payable to bank......................    $   405,000                            385,703                            790,703
  Current installments of long-term debt....        257,572                                                               257,572
  Current installments of obligations under
    capital lease...........................                                            48,072                             48,072
  Accounts payable and accrued expenses.....      1,136,908         1,009,452        1,268,385        (153,063)  b      3,261,682
  Income taxes payable......................         36,592                              3,265                             39,857
  Deferred income taxes payable-current.....                                            63,228                             63,228
  Note payable -- The Fresh Juice Company,
    Inc.....................................                          150,000                         (150,000)  b
  Advances from -- The Fresh Juice Company,
    Inc.....................................                          393,932                         (393,932)  b
  Advances from stockholders................                          209,632          164,405                            374,037
                                                -----------         ---------        ---------       ---------         ----------
         Total Current Liabilities..........      1,836,072         1,763,016        1,933,058        (696,995)         4,835,151
Long-term debt..............................      1,317,428            18,467        3,196,344        (100,452)  d      4,431,787
Obligations under capital lease, net of
  current installments......................                                           211,251                            211,251
Other Liabilities...........................                                           137,541                            137,541
                                                -----------         ---------        ---------       ---------         ----------
         Total Liabilities..................      3,153,500         1,781,483        5,478,194        (797,447)         9,615,730
Stockholders' Equity (Deficit):
  Common stock..............................         49,020                94            3,422          14,261e            66,797
  Additional paid-in capital................      6,232,590           544,964          259,726       2,775,371e         9,812,651
  Retained earnings (accumulated deficit)...      2,485,180          (297,749)      (1,063,138)      1,376,919ce        2,501,212
                                                -----------         ---------        ---------       ---------         ----------
                                                  8,766,790           247,309         (799,990)      4,166,551         12,380,660
Less treasury stock.........................        283,293           542,848                         (542,848)  e        283,293
                                                -----------         ---------        ---------       ---------         ----------
         Total stockholders' equity
           (deficit)........................      8,483,497          (295,539)        (799,990)      4,709,399         12,097,367
                                                -----------         ---------        ---------       ---------         ----------
         TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY...........................    $11,636,997         1,485,944        4,678,204       3,911,952         21,713,097
                                                ===========         =========        =========       =========         ==========

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES


[/TABLE]
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE NINE MONTH PERIOD ENDED AUGUST 31, 1996

                                           HISTORICAL(4)
                    ------------------------------------------------------------
                      THE FRESH
                        JUICE
                    COMPANY, INC.   THE ULTIMATE                                               PRO FORMA
                         AND            JUICE       CLEAR SPRINGS     HANSEN'S     ---------------------------------
                    SUBSIDIARIES    COMPANY, INC.   CITRUS, INC.    JUICES, INC.   ADJUSTMENTS(5)       CONSOLIDATED
                    -------------   -------------   -------------   ------------   --------------       ------------
Net Sales.........   $ 13,350,162     3,476,776       9,786,399        8,793,837     (3,496,780)  e       31,910,394
Cost of Goods
  Sold............      9,856,841     2,228,759       8,986,723        5,862,659     (3,496,780)  e       23,438,202
                      -----------    ----------      ----------       ----------    -----------          -----------
                        3,493,321     1,248,017         799,676        2,931,178                           8,472,192
Selling, General &
  Administrative
  Expenses........      3,398,806     1,318,618         987,098        2,553,987        152,639   f        8,411,148
                      -----------    ----------      ----------       ----------    -----------          -----------
  Earnings (Loss)
     From
     Operations...         94,515       (70,601)       (187,422)         377,191       (152,639)              61,044
Interest Income...         38,733         8,711                           17,032        (14,625)  g           49,851
Interest
  Expense.........        (96,462)       (1,804)        (59,485)        (268,547)        (6,068)  g         (432,366)
Other Income,
  net.............          8,410        80,000                           12,397        (80,000)  h           20,807
                      -----------    ----------      ----------       ----------    -----------          -----------
  Income (Loss)
     Before Income
     Taxes........         45,196        16,306        (246,907)         138,073       (253,332)            (300,664)
Provision For
  Income Taxes....         49,500         2,449          75,000           60,943       (156,892)  i           31,000
                      -----------    ----------      ----------       ----------    -----------          -----------
Net Income
  (Loss)..........   $     (4,304)       13,857        (321,907)          77,130        (96,440)            (331,664)
                      ===========    ==========      ==========       ==========    ===========          ===========
Net Income (Loss)
  Per Share.......   $      (0.00)                                                                             (0.00)
                      ===========                                                                        ===========
Weighted Average
  Shares..........      4,184,316       505,746       1,160,000          617,669                           6,467,731
                      ===========    ==========      ==========       ==========                         ===========

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED NOVEMBER 30, 1995

                                                      HISTORICAL(4)
                               ------------------------------------------------------------
                                 THE FRESH
                                   JUICE
                               COMPANY, INC.   THE ULTIMATE                                              PRO FORMA
                                    AND            JUICE       CLEAR SPRINGS     HANSEN'S     -------------------------------
                               SUBSIDIARIES    COMPANY, INC.   CITRUS, INC.    JUICES, INC.   ADJUSTMENTS(5)     CONSOLIDATED
                               -------------   -------------   -------------   ------------   --------------     ------------
Net Sales....................   $ 9,219,184      11,967,936      12,775,884      11,289,469     (4,442,854)  e     40,809,619
Cost of Goods Sold...........     6,035,483       8,311,211      11,420,358       7,760,676     (4,442,854)  e     29,084,874
                                 ----------      ----------      ----------      ----------     ----------         ----------
                                  3,183,701       3,656,725       1,355,526       3,528,793                        11,724,745
Selling, General &
  Administrative Expenses....     2,820,356       3,326,684       1,367,525       3,474,896        285,479   f     11,274,745
                                 ----------      ----------      ----------      ----------     ----------         ----------
  Earnings (Loss) From
     Operations..............       363,345         330,041         (11,999)         53,897        285,479            449,805
Interest Income..............       104,104          23,260                          24,683        (26,596)  g        125,451
Interest Expense.............       (24,355)        (12,441)        (88,024)       (406,602)          (994)  g       (532,416)
Other income, net............                       121,150           8,625          97,843       (116,000)  h        111,618
                                 ----------      ----------      ----------      ----------     ----------         ----------
  Income (Loss) Before Income
     Taxes...................       443,094         462,010         (91,398)       (230,179)      (429,069)           154,458
Provision (Benefit) For
  Income Taxes...............       172,051         147,434         (17,000)        (46,233)        13,748   i        270,000
                                 ----------      ----------      ----------      ----------     ----------         ----------
Net Income (Loss)............   $   271,043         314,576         (74,398)       (183,946)      (442,817)          (115,542)
                                 ==========      ==========      ==========      ==========     ==========         ==========
Net Income (Loss) Per
  Share......................   $      0.07                                                                             (0.02)
                                 ==========                                                                        ==========
Weighted Average Shares......     3,889,740       1,140,000       1,160,000         617,669                         6,807,409
                                 ==========      ==========      ==========      ==========                        ==========

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- MERGER WITH THE ULTIMATE JUICE COMPANY, INC.:

     Effective April 1, 1996, the Company acquired all of the outstanding capital stock of The Ultimate Juice Company, Inc. ("Ultimate") in exchange for 1,140,000 shares of the Company's common stock valued at $3,078,000 (see Note 5(c)). This merger has been accounted for as a purchase.

NOTE 2 -- MERGER WITH CLEAR SPRINGS CITRUS, INC.:

     Effective September 1, 1996, the Company acquired all of the outstanding capital stock of Clear Springs Citrus, Inc. ("Clear Springs") in exchange for 1,160,000 shares of the Company's common stock valued at $3,132,000 (see Note 5(c)). This merger has been accounted for as a purchase.

NOTE 3 -- MERGER WITH HANSEN'S JUICES, INC.:

     Effective December 2, 1996, the Company acquired all of the outstanding capital stock of Hansen's Juices, Inc. ("Hansen's") in exchange for $90,000 in cash, 567,443 shares of the Company's common stock, warrants to purchase 300,000 shares of the Company's common stock for $3.00 per share and assumption of debt, for a total investment of $1,284,886 (see Note 5(c)). This merger has been accounted for as a purchase. Simultaneously with the merger, the Company also restructured a portion of Hansen's existing debt obligations owed to Hansen's former stockholders and in connection therewith delivered $60,000 in cash and 20,226 shares of the Company's common stock to a former Hansen's stockholder.

NOTE 4 -- BASIS OF PRESENTATION:

     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the consolidation of the Company, Ultimate, Clear Springs and Hansen's accounted for using the purchase method. The pro forma condensed consolidated financial statements are presented for illustrative purposes only and are based on certain preliminary Management estimates, and therefore, are not necessarily indicative of the operating results and financial position that might have occurred as of an earlier date, nor are they necessarily indicative of the operating results and financial position which may occur in the future.

     The pro forma periods are dated in terms of the Company's historical financial reporting periods. A pro forma condensed consolidated balance sheet is provided as of August 31, 1996, giving effect to the Clear Springs and Hansen's transaction as though they had been consummated on that date. The historical consolidated balance sheet of the Company as of August 31, 1996 reflects the Ultimate merger, which was effective April 1, 1996. Pro forma condensed consolidated statements of operations are provided for the nine months ended August 31, 1996 and the twelve months ended November 30, 1995 giving effect to the Ultimate, Clear Springs and Hansen's transactions as though they had occurred at the beginning of the earliest period presented.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- BASIS OF PRESENTATION: (CONTINUED)
     For presentation purposes, the historical financial statements have been consolidated as follows:

                                            THE FRESH           THE
          PRO FORMA CONDENSED             JUICE COMPANY,     ULTIMATE                           HANSEN'S
              CONSOLIDATED                   INC. AND          JUICE       CLEAR SPRINGS         JUICES,
          FINANCIAL STATEMENTS             SUBSIDIARIES    COMPANY, INC.    CITRUS, INC.          INC.
---------------------------------------- ---------------- --------------- ---------------- -------------------
Consolidated Balance Sheet -- August 31,      As of                            As of              As of
  1996.................................. August 31, 1996  Not applicable  August 31, 1996  September 30, 1996
                                           Nine Months      Four Months     Nine Months        Nine Months
Consolidated Statement of Operations --       Ended            Ended           Ended              Ended
  Nine months ended August 31, 1996..... August 31, 1996  March 31, 1996   June 30, 1996   September 30, 1996
                                                           Twelve Months
                                            Year Ended         Ended         Year Ended        Year Ended
Consolidated Statement of Operations --    November 30,    December 31,     December 31,      December 31,
  Year ended November 30, 1995..........       1995            1995             1995              1995

     During the periods presented in the pro forma condensed consolidated financial statements the transition plans related to some or all of the mergers were in the process of being developed. Therefore, transaction costs and other non-recurring costs and expenses expected to be incurred in connection with the integration of the companies' business operations and potential cost savings could only be estimated at such time. Consequently, the following have been excluded from the pro forma condensed consolidated statements of operations: (i) the positive effects of potential cost savings which may be achieved upon combining the resources of the companies; (ii) legal and miscellaneous costs relating to the mergers, currently estimated to be $150,000 to $250,000 in excess of those amounts already included in the pro forma condensed consolidated financial statements and (iii) other non-recurring costs and expenses incurred or expected to be incurred subsequent to the periods presented, including $400,000 to $600,000 in connection with the integration of the companies' operations, and approximately $50,000 to $75,000 related to termination benefits which may be paid to employees.

     The results of operations of Ultimate for the month ended December 31, 1995 reflected net sales of $925,414 and net income of $303,304, which are included in the unaudited pro forma condensed consolidated statements of operations for both the nine month period ended August 31, 1996 and the year ended November 30, 1995.

     The results of operations of Clear Springs for the three month period ended December 31, 1995 reflected net sales of $2,957,427 and a net loss of $416,227, which are included in the unaudited pro forma condensed consolidated statements of operations for both the nine month period ended August 31, 1996 and the year ended November 30, 1995.

NOTE 5 -- PRO FORMA ADJUSTMENTS:

     The pro forma condensed consolidated financial statements have been adjusted for the items set forth below. Such adjustments presently reflect Management's preliminary estimates of the fair value of the assets acquired, the liabilities assumed, and the estimated preliminary values of the equity securities issued relating to the Ultimate, Clear Springs and Hansen's acquisitions. The amounts of the adjustments are noted in the adjustment column of the pro forma condensed consolidated financial statements:

          (a) To adjust for cash utilized to acquire Hansen's.

          (b) To eliminate all related intercompany receivables/payables, notes, and advances.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- PRO FORMA ADJUSTMENTS: (CONTINUED)
          (c) To record the excess cost over fair value of assets acquired of $3,427,539 and $2,084,876, respectively, for the Clear Springs and Hansen's acquisitions, less an adjustment to the previously recorded cost of the acquisition of Ultimate. In each of the Company's aforementioned acquisitions, the common stock given as consideration is unregistered and contains certain restrictions as well as having several large blocks of stock being issued to certain sellers in the transactions. Management is in the process of evaluating the fair values of the assets acquired and liabilities assumed, and has previously made preliminary assessments of the fair values of assets acquired and liabilities assumed in connection with the Ultimate merger. Management of the Company, upon receiving advice from its investment banker, has recently made an updated, but preliminary assessment to discount the restricted common stock issued in connection with the Ultimate, Clear Springs and Hansen's mergers by twenty percent (for purposes of the purchase accounting method) in relation to the market price of the Company's publicly traded common stock at the approximate dates of the merger agreements. Management, with the assistance of outside advisors, continues to evaluate the aforementioned restricted stock discounts. At this time, based upon Managements' preliminary assessment to discount the restricted common stock of the mergers, Management expects to report an adjustment to the previously recorded goodwill related to the Ultimate acquisition (made effective April 1, 1996) as a fourth quarter adjustment. This adjustment has been reflected as a reduction to historically reported goodwill amortization of approximately $16,000 in the unaudited pro forma condensed consolidated statement of operations for the nine month period ended August 31, 1996.

          Management is in the process of evaluating the fair values of certain of the property, plant and equipment acquired in connection with the mergers. No adjustments to fair value amounts have been included in the pro forma condensed consolidated financial statements with respect to property, plant and equipment. The fair values of property, plant and equipment acquired in the mergers will be determined by Management upon the completion of the independent appraisal process, which is in progress.

          Management's preliminary assessments of fair values for assets acquired and liabilities assumed to date result in tentative allocation amounts to the excess costs over the fair values of net assets or net liabilities acquired. Management continues to be in a discovery period and assessment, and is evaluating the existence of possible other identifiable intangible assets that may exist. No adjustments have been made to the pro forma condensed consolidated financial statements with respect to a final determination as to the existence and fair values of other identifiable intangible assets, should any exist.

          In connection with the Hansen's merger, the Company issued warrants as part of the merger consideration to sellers, and certain bank debt and debt to former shareholders was assumed. Management is in the process of evaluating the fair values of the warrants issued and debt assumed. No adjustments have been included in the pro forma condensed consolidated financial statements for these matters.

          (d) To record discount for certain debt assumed in connection with the Hansen's acquisition.

          (e) To record the issuance of 1,160,000 shares and 617,699 shares, respectively, of the Company's common stock for the Clear Springs and Hansen's acquisitions and the elimination of the historical equity/deficit of Clear Springs and Hansen's.

          (f) To eliminate all related intercompany sales and related costs of sales.

          (g) To record $232,639 of amortization of the excess cost over the fair value of net assets acquired (amortized straight-line over twenty years) for the nine month period ended August 31, 1996 offset by the elimination of related management fees of $80,000 for the same period; and to record $401,479 of

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- PRO FORMA ADJUSTMENTS: (CONTINUED) amortization of the excess cost over the fair value of net assets acquired for the year ended November 30, 1995 offset by the elimination of related management fees of $116,000 for the same period.

          (h) To eliminate intercompany interest income/expense of $9,000 and $19,096, respectively, for the nine month period ended August 31, 1996 and the year ended November 30, 1995; and to reduce interest income by $5,625 and $7,500, respectively, for the nine month period ended August 31, 1996 and for the year ended November 30, 1995 related to the use of $150,000 of cash to acquire Hansen's. Additionally, interest expense has been adjusted by $15,068 and $20,090, respectively, for the nine month period ended August 31, 1996 and the year ended November 30, 1995 for the amortization of the debt discount recorded (over a five year period) against the assumed debt related to a certain former Hansen's shareholder discussed in note 3.

          (i) To eliminate related management fees.

          (j) To adjust income taxes to record the appropriate effective tax rate.

                               INDEX TO EXHIBITS

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                  DESCRIPTION                                   PAGE
-----------     ---------------------------------------------------------------------  ------------
     23         Consent of Miller, Kaplan, Arase & Co., Certified Public Accountants.